NIQ Announces Second Quarter 2025 Results
Delivered 5.6% revenue growth, or 5.7% growth in organic constant currency, above the top end of the range from our July preannouncement
Achieved 7.5% Intelligence revenue growth and 6.9% Annualized Intelligence Subscription revenue growth, with 105% Net Dollar Retention; 7th straight quarter of Net Dollar Retention above 103%
Completed Initial Public Offering and debt refinancing; transformed capital structure, reduced interest expense run-rate by $100 million, and targeting ~3.5x net leverage ratio by end of 2025
Expects 5.2% - 5.4% organic constant currency revenue growth, approximately 21% Adjusted EBITDA margin in FY 2025, as well as approximately $245 million to $275 million of free cash flow in the second half of 2025
CHICAGO, August 14, 2025 – NIQ Global Intelligence plc (NYSE: NIQ) (the “Company”, or "NIQ"), a leading global consumer intelligence company, today announced financial results for the second quarter ended June 30, 2025.
“Q2 was our latest in a series of strong quarters of revenue growth and margin expansion”, said Jim Peck, NIQ’s Executive Chairman and Chief Executive Officer. “Following our transformation, we are excited to enter the public markets. We believe we are well-positioned to deliver significant shareholder value in the years to come.”
“Building upon our strong Q2 results, since quarter-end, we have significantly improved our capital structure through our IPO and debt refinancing," said Mike Burwell, NIQ's Chief Financial Officer. "Our guidance calls for continued revenue growth and margin expansion, as well as significant free cash flow generation in the second half of 2025."
Second Quarter 2025 & Recent Highlights

Financial:
•Total revenue grew 5.6% year-over-year to $1,040.8 million. Organic constant currency revenue grew 5.7%, led by EMEA and Americas, which grew 8.1% and 5.4%, respectively. Organic constant currency Intelligence revenue grew 7.5%, and Annualized Intelligence Subscription revenue grew 6.9% to $2,772.0 million with 105% Intelligence Subscription Net Dollar Retention and 98% Gross Dollar Retention.
•Net loss was $14.1 million and adjusted net loss was $1.6 million; Adjusted EBITDA grew 15.7% to $214.9 million, representing a 20.6% margin, expanding 180 basis points year-over-year.
•Subsequent to the end of the quarter, the Company generated aggregate net proceeds of $985.1 million from its initial public offering ("IPO"), increased and extended its revolving credit facility ("Revolver") to $750.0 million, and refinanced and extended maturities on its USD and EUR Term Loan facilities by approximately 2.5 years to October 2030. These actions reduced total outstanding debt and lowered annualized interest expense by approximately $100 million.

Business:
Key client developments, including
•Continued retention of large clients, including eight-figure multi-year Intelligence renewal with one of our largest CPG clients.
•Entered strategic multi-year collaboration and retailer data sharing agreement with Sephora to enhance our Full View™ of beauty to brands across the U.S. and Canada.
•Continued to demonstrate increased client satisfaction with NIQ's NPS score reaching 45 as of mid-year 2025, up seven points versus late 2024 and more than triple the reading in 2019.
New product launches & capabilities, including
•Expanded Digital Shelf eCommerce product to 70 markets, and saw continued strong demand for new Intelligence omnichannel offerings across retail measurement and consumer panel.
•Launched and expanded our AI-powered Activation product, BASES AI Screener, to 10 countries and 89 categories, converting Q1 large beta client demand into Q2 wins with several of our largest CPG clients.
•Acquired Gastrograph AI, a leading sensory insights platform that provides food and beverage manufacturers with predictive analytical capabilities related to ingredients, taste, texture and smell of products being designed for specific markets.
New entry into adjacent verticals & markets, including
•Entered supply chain vertical by acquiring M-Trix, a leading Brazil-based SaaS company with a network of more than 2,000 manufacturers, wholesalers, and distributors covering consumer transactions across approximately 1.2 million points of sale throughout Brazil. Already active in 25+ markets beyond its core base in Brazil, we believe M-Trix is primed for accelerated growth with our expansion plans to target broader penetration into LATAM, APAC, and EMEA regions.
•Leveraged agentic AI to enter the Packaging vertical, automating the back-coding of product attributes across markets.
Continued to drive our consumer intelligence leadership position
•Reached 3.5 trillion data records captured per week in AI-powered Connect data engine.

Financial Summary & Operating Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2025	2024	Y/Y Growth	2025	2024	Y/Y Growth
Reported revenue(1)	$1,040.8	$985.8	5.6%	$2,006.7	$1,947.7	3.0%
Organic constant currency revenue growth			5.7%			5.7%
Reported operating income (loss)	39.5	(27.3)	n/m	55.2	(59.4)	n/m
Reported net loss attributable to NIQ	(14.1)	(189.2)	93%	(87.8)	(363.1)	76%
Adjusted EBITDA(1)	214.9	185.7	16%	403.6	339.3	19%
Adjusted net loss	(1.6)	(38.1)	96%	(6.1)	(111.3)	95%
Reported net cash used in operating activities				(162.2)	(122.6)	(32)%
Unlevered free cash flow				(112.0)	(43.8)	n/m
Cash paid for interest				167.5	213.5	(22)%
Free cash flow				(279.5)	(257.3)	(9)%
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release. Percentage changes that are not meaningful are presented as “n/m”.

(1) Metric is presented on an as-reported basis at actual FX rates.

Second Quarter 2025 Segment Results

	Three Months Ended June 30,				Six Months Ended June 30,
(in millions)	2025	2024	Reported Growth	Organic CC Growth	2025	2024	Reported Growth	Organic CC Growth
Reported revenue(1)
Americas	$400.0	$389.4	2.7%	5.4%	$778.3	$753.7	3.3%	6.9%
EMEA	466.2	425.8	9.5%	8.1%	885.1	855.9	3.4%	6.5%
APAC	174.6	170.6	2.3%	0.6%	343.3	338.1	1.5%	1.7%
Total reported revenue	1,040.8	985.8	5.6%	5.7%	2,006.7	1,947.7	3.0%	5.7%

Adjusted EBITDA(1)
Americas	115.5	112.4	3%		226.3	194.5	16%
EMEA	133.6	105.7	26%		253.6	215.1	18%
APAC	31.8	34.9	(9)%		68.9	74.9	(8)%
Corporate	(66.0)	(67.3)	(2)%		(145.2)	(145.2)	—%
Total Adjusted EBITDA	$214.9	$185.7	16%		$403.6	$339.3	19%

Adjusted EBITDA margin(1)
Americas	29%	29%	0bps		29%	26%	330bps
EMEA	29%	25%	380bps		29%	25%	350bps
APAC	18%	20%	-220bps		20%	22%	-210bps
Total Adjusted EBITDA margin	21%	19%	180bps		20%	17%	270bps
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release. (1) Metric is presented on an as-reported basis at actual FX rates.

Q2 Revenue Discussion

Revenue grew 5.6%, while organic constant currency revenue grew 5.7%. Our Q2 organic constant currency revenue growth was driven primarily by higher pricing as well as from upselling and cross-selling new capabilities and solutions, and penetrating adjacent and high-growth markets.

Americas: Q2 Americas’ segment revenues (as reported) increased by $10.6 million, or 2.7%, primarily driven by Intelligence revenue, which increased by $12.8 million, or 4.2%, year-over-year due to expansion in core services, cross-selling new capabilities, and growth in new verticals. Activation revenue decreased by $2.2 million, or 2.5% year-over-year driven by client project timing considerations in the quarter; however, underlying client project demand remains robust.

EMEA: Q2 EMEA segment revenues (as reported) increased by $40.4 million, or 9.5%, primarily driven by growth in Intelligence revenue, which increased $39.0 million, or 10.8%, year-over-year due to expansion in core services, cross-selling new capabilities, and growth in new verticals, as well as favorable currency exchange rates. Activation revenue increased by $1.4 million, or 2.1%, year-over-year driven by favorable currency exchange rates partially offset by client project timing considerations in the quarter; however, underlying client project demand remains robust. The increase was partially offset by the deconsolidation of our Russian subsidiaries and the sale of ownership interest in Netquest, a consumer panel services provider acquired through our 2023 combination with GfK GmbH ("GfK").

APAC: Q2 APAC segment revenues (as reported) increased by $4.0 million, or 2.3%, primarily driven by growth in Intelligence revenue, which increased $3.5 million, or 2.8%, year-over-year due to expansion in core services, cross-selling new capabilities, and growth in new verticals, as well as favorable currency exchange rates. Activation revenue grew $0.5 million, or 1.1%, driven by favorable currency exchange rates partially offset by client project timing considerations in the quarter; however, underlying client project demand remains robust.

Cash Flow

Cash flow used in operating activities for the six months ended June 30, 2025 was $162.2 million compared to $122.6 million in the same period of 2024, primarily driven by timing related to items in net working capital offset by higher profitability, lower OTIs, and lower cash interest from our two debt refinancings in July 2024 and January 2025. The net working capital was impacted by temporarily higher DSOs related to the GfK integration, higher annual performance based compensation driven by company over-performance in 2024, and a higher prepaid balance from an accelerated vendor payment that garnered better pricing over the multi-year contract term. Capital expenditures for the six months ended June 30, 2025 decreased to $117 million compared to $135 million in the same period of 2024 due to increased capital efficiency related to our new tech platform. Free cash flow for the six months ended June 30, 2025 decreased to $(279.5) million compared to $(257.3) million in the same period of 2024. The Company remains on track for significant free cash flow improvement in fiscal 2025, and we expect approximately $245 million to $275 million of free cash flow in the second half of 2025 driven primarily by year-over-year increases in revenue flow-through to Adjusted EBITDA, increased capital efficiency, improved tax efficiency, and lower interest expense as a result of our IPO and our debt refinancings from July 2024, January 2025, and August 2025, the last of which is outlined below in "Liquidity, Capital Resources & Recent Financings".

Liquidity, Capital Resources & Recent Financings

At June 30, 2025 the Company had Cash and cash equivalents of $260 million and $76 million of available capacity under its Revolver, for a total of $335 million of available liquidity. On July 11, 2025, we increased our Revolver capacity to $750.0 million. On July 24, 2025, the Company completed its IPO, in which the Company sold 50,000,000 ordinary shares at the initial public offering price of $21.00 per share. The Company received aggregate net proceeds of $985.1 million after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and used a portion of these proceeds to repay approximately $533.4 million of outstanding borrowings under its Revolver. On August 12, 2025, we used approximately $387.4 million of the net proceeds to us from our initial public offering to repay in full the 2021 CAD Term Loan in the amount of C$122.6 million (approximately $89.0 million USD) and to repay €255.0 million (approximately $298.4 million USD) of the EUR Term Loan. This transaction reduced debt and extended the Term Loans' maturities by 2.5 years to October 2030 and reduced the Company's annualized interest expense run rate by approximately $100 million.

Third Quarter and Full Year 2025 Outlook
Our outlook is based on a number of assumptions that are subject to change, many of which are outside of the control of the Company. The extent to which external factors affect our business and results of operations are inherently uncertain and depends on numerous evolving factors that we may not be able to accurately predict.

	Third Quarter Guidance	Full Year Guidance
Revenue, as reported	$1,023M - $1,025M	$4,137M - $4,145M
Revenue growth:
as reported	4.2% - 4.4%	4.1% - 4.3%
constant currency	4.4% - 4.6%	4.3% - 4.5%
organic constant currency	5.0% - 5.2%	5.2% - 5.4%
Adjusted EBITDA, as reported	$202M - $204M	$877M - $884M
Adjusted EBITDA growth:
as reported	13% - 14%	18% - 19%
constant currency	13% - 14%	18% - 19%
Adjusted EBITDA margin, as reported	19.7% - 19.9%	21.2% - 21.3%
Free cash flow		($35M) - ($5M)[1]
1 Full year 2025 free cash flow guidance range implies $245 million to $275 million of free cash flow generated in the second half of 2025

Earnings Webcast Information
In conjunction with this announcement, NIQ will host a conference call and webcast today at 9:30 a.m. ET to discuss business results for the quarter and certain forward-looking information. The live webcast and a replay of the webcast will be available at the Investor Relations section of NIQ’s website: https://investors.niq.com (live and replay).
About NIQ
NIQ is a leading consumer intelligence company, delivering the most complete understanding of consumer buying behavior and revealing new pathways to growth. NIQ combined with GfK in 2023, bringing together two industry leaders with unparalleled global reach. Our global reach spans over 90 countries covering approximately 85% of the world’s population and more than $7.2 trillion in global consumer spend. With a holistic retail read and the most comprehensive consumer insights—delivered with advanced analytics through state-of-the-art platforms—NIQ delivers the Full View™. For more information, please visit www.niq.com.
Reorganization
On July 22, 2025, in connection with the IPO, NIQ became the direct parent of various entities that were created by Advent International to acquire the business of NIQ from Nielsen Holdings, including AI PAVE Dutchco I B.V. (“AI PAVE”) and the indirect parent of other intermediate holding companies, including AI PAVE Dutchco II B.V., AI PAVE Dutchco III B.V. (collectively, with AI PAVE, the “AI PAVE Entities”), and Intermediate Dutch Holdings B.V., a private company with limited liability organized under the laws of the Netherlands (“Dutch Holdings”) (the “Reorganization”). All holders of equity interests in AI PAVE became shareholders of NIQ.
The “Company,” “NIQ,” “we,” “us” and “our” means, prior to the Reorganization, Dutch Holdings and its consolidated subsidiaries and, after the Reorganization, NIQ Global Intelligence plc and its consolidated subsidiaries.
Prior to the effects of the Reorganization and IPO, the unaudited condensed consolidated financial statements present the historical financial information of Dutch Holdings. Subsequent to the Reorganization and IPO, the historical financial statements of the AI PAVE Entities and the historical consolidated financial statements of Dutch Holdings will be combined with the historical financial statements of NIQ and accounted for as a transaction between entities under common control, beginning with the financial statements as of and for the nine months ended September 30, 2025, which is the first reporting period following the Reorganization and IPO.

Availability of Information on NIQ’s Website
Investors and others should note that NIQ routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the NIQ Investor Relations website. While not all of the information that the Company posts to the NIQ Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in NIQ to review the information that it shares on investors.nielseniq.com.

Forward-Looking Statements
This press release and the related teleconference contain forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including financial guidance and projected estimates including expectations regarding free cash flow; statements about the Company's financial position; business plans and objectives; general economic and industry trends; operating results; and working capital and liquidity and other statements contained in this presentation that are not historical facts. Each forward-looking statement contained in this press release and the related teleconference is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, that we derive a significant portion of our revenues from sales of our subscription-based products; if we are unable to attract and retain members of our management team, we may not be able to compete effectively and will not be able to expand our business; that design defects, errors, failures or delays associated with our products or services could negatively impact our business; that we rely on third parties to provide certain data, services and information technology and operations functions in connection with the provision of our current products and services; that we have identified material weaknesses in our internal control over financial reporting; if we are unsuccessful at investing in growth opportunities, our business could be materially and adversely affected; that the market for consumer measurement and business solutions products and services is highly competitive; if we cannot compete effectively, our revenues could decline and our business could be harmed, if we are not able to maintain a proprietary panel of a sufficient size and scope, or if the costs of establishing and maintaining our panel increase, our business could be harmed; that we have incorporated and are incorporating traditional AI, machine learning and generative AI into some of our products and that technology is new and developing and may present operational and reputational risks or result in liability or harm to our reputation, business or results of operations; that our international operations are exposed to risks which could impede growth in the future; that we are dependent on our relationship with our former parent company for certain aspects of our business; that our significant indebtedness could adversely affect our financial condition; that the terms of our indebtedness restrict our current and future operations, particularly our ability to respond to change or to take certain actions; and the risks identified under the heading “Risk Factors” in our final prospectus dated July 22, 2025, and filed with the Securities and Exchange Commission on July 24, 2025, as well as the other information we file with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this presentation. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contacts

Investors: investor.relations@nielseniq.com

Media: media@nielseniq.com

INTERMEDIATE DUTCH HOLDINGS B.V.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share data)	2025	2024	2025	2024
Revenues	$1,040.8	$985.8	$2,006.7	$1,947.7

Operating expenses:
Cost of revenues (excluding depreciation and amortization shown separately below)	449.2	434.0	880.0	878.9
Selling, general and administrative expenses	403.0	404.6	774.7	801.4
Depreciation and amortization	153.8	142.7	302.3	293.2
Impairment of long-lived assets	0.4	27.3	1.1	27.3
Restructuring, net	0.4	11.3	5.0	20.4
Other operating income, net	(5.5)	(6.8)	(11.6)	(14.1)
Total operating expenses	1,001.3	1,013.1	1,951.5	2,007.1
Operating income (loss)	39.5	(27.3)	55.2	(59.4)
Interest expense, net	(95.2)	(107.0)	(178.7)	(213.9)
Foreign currency exchange gain (loss), net	57.4	(1.0)	89.4	(14.1)
Nonoperating income (expense), net	9.9	(23.2)	(2.8)	(22.3)
Income (loss) from continuing operations before income taxes	11.6	(158.5)	(36.9)	(309.7)
Income tax expense from continuing operations	(23.8)	(29.7)	(47.1)	(60.7)
Loss from continuing operations	(12.2)	(188.2)	(84.0)	(370.4)
Discontinued operations:
(Loss) income from discontinued operations before income taxes	—	(0.3)	—	9.2
(Loss) income from discontinued operations	—	(0.3)	—	9.2
Net loss	(12.2)	(188.5)	(84.0)	(361.2)
Less: Net income attributable to noncontrolling interests	1.9	0.7	3.8	1.9
Net loss attributable to NIQ	$(14.1)	$(189.2)	$(87.8)	$(363.1)

Basic and diluted loss per share from:
Loss from continuing operations attributable to NIQ	$(0.14)	$(1.89)	$(0.88)	$(3.72)
Income from discontinued operations	—	—	—	0.09
Net loss attributable to NIQ	$(0.14)	$(1.89)	$(0.88)	$(3.63)

Weighted average basic and diluted NIQ common stock outstanding	100	100	100	100

INTERMEDIATE DUTCH HOLDINGS B.V.
Condensed Consolidated Balance Sheets (Unaudited)

(in millions, except share and per share data)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$259.5	$263.8
Trade receivables, net	781.4	644.9
Other receivables	101.3	83.3
Prepaid expenses and other current assets	234.3	136.3
Current assets held for sale	—	62.8
Total current assets	1,376.5	1,191.1
Property and equipment, net	204.4	208.0
Operating lease right-of-use assets	199.3	179.6
Intangible assets, net	2,341.1	2,287.6
Goodwill	2,400.7	2,209.5
Deferred income taxes	22.2	22.2
Other noncurrent assets	287.7	271.7
Total assets	$6,831.9	$6,369.7

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$200.8	$217.1
Accrued expenses	571.4	605.3
Deferred revenues	330.2	273.4
Short-term debt and current portion of long-term debt	107.8	121.0
Other current liabilities	192.4	131.5
Current liabilities held for sale	—	17.3
Total current liabilities	1,402.6	1,365.6
Long-term debt	4,419.2	3,959.8
Operating lease liabilities	208.2	196.5
Deferred income taxes	110.2	109.1
Other noncurrent liabilities	283.9	251.8
Total liabilities	6,424.1	5,882.8
Stockholders’ equity:
Common stock, €0.01 par value; 100 shares issued and outstanding	—	—
Paid-in capital	1,973.6	1,970.8
Accumulated deficit	(1,772.9)	(1,685.1)
Accumulated other comprehensive loss	(32.2)	(37.7)
Total NIQ stockholders’ equity	168.5	248.0
Noncontrolling interests	239.3	238.9
Total stockholders’ equity	407.8	486.9
Total liabilities and stockholders’ equity	$6,831.9	$6,369.7

INTERMEDIATE DUTCH HOLDINGS B.V.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in millions)	2025	2024
Operating Activities:
Net loss	$(84.0)	$(361.2)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	302.3	293.2
Share-based compensation	2.8	1.9
Amortization of debt discount and debt issuance costs	29.3	34.4
Impairment of long-lived assets	1.1	27.3
Provision for credit losses	2.3	1.9
Non-cash foreign currency exchange (gain) loss, net	(85.2)	15.1
(Gain) loss on deconsolidation of subsidiaries and related adjustments	(5.2)	22.9
Write-off of unamortized debt discount and debt issuance costs	10.3	—
Gain on disposal of business	(4.9)	(9.1)
Deferred income taxes	—	(9.1)
Other operating activities, net	(7.2)	(10.5)
Changes in assets and liabilities:
Trade and other receivables, net	(94.4)	(62.4)
Prepaid expenses and other current assets	(120.9)	(65.6)
Accounts payable and other current liabilities	(101.1)	13.0
Other noncurrent assets and liabilities	(3.0)	(11.3)
Operating leases, net	(4.4)	(3.1)
Net cash used in operating activities	(162.2)	(122.6)
Investing Activities:
Acquisition of businesses, net of cash acquired	—	20.2
Payment for asset acquisition	(11.3)	—
Proceeds from sale of businesses, net of cash disposed	67.7	312.6
Additions to property and equipment	(11.8)	(8.9)
Additions to intangible assets	(105.5)	(125.8)
Cash deconsolidated from previously controlled subsidiaries	—	(14.5)
Other investing activities, net	(5.8)	(2.7)
Net cash (used in) provided by investing activities	(66.7)	180.9
Financing Activities:
Proceeds from issuance of debt and borrowings under revolving credit facility	810.3	777.6
Repayments of debt and borrowings under revolving credit facility	(600.6)	(816.8)
Debt issuance costs paid	(2.5)	(1.6)
Payment of deferred offering costs	(2.2)	—
Finance leases	(7.8)	(9.8)
Cash dividends paid to noncontrolling interests	(3.4)	(10.3)
Other financing activities, net	10.5	8.7
Net cash provided by (used in) financing activities	204.3	(52.2)
Effect of exchange-rate changes on cash and cash equivalents	20.3	(11.1)
Net decrease in cash and cash equivalents	(4.3)	(5.0)
Cash and cash equivalents at beginning of period	263.8	282.4
Cash and cash equivalents at end of period	$259.5	$277.4

	Six Months Ended June 30,
	2025	2024
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$167.5	$213.5
Cash paid for income taxes, net of refunds received	$60.2	$58.2

Supplemental Disclosures of Non-Cash Items:
Deferred offering costs included in accrued expenses	$13.7	$—

Select Defined Terms
Subscription Revenue: Defined as Annualized Revenue from subscription services associated with annual and multi-year contracts, and renewal licensing services within our Intelligence solutions; it excludes contracts and products, that are short-term in nature, which we define to mean less than 12 months in duration.
Annualized Revenue: Defined as average annualized monthly contract value revenue over the trailing twelve months. Newly acquired client revenue is calculated by (i) annualizing the first month with positive contract value, then (ii) annualizing the monthly average contract value between the second month and eleventh month with positive contract value, and then (iii) annualizing the average contract value across the trailing twelve months. Annualized Revenue is not a forecast and the active contracts at the end of a reporting period used in calculating Annualized Revenue may or may not be extended or renewed by our customers.
Net Dollar Retention (NDR): Represents the amount of annualized revenue that we generate from our existing clients.
Gross Dollar Retention (GDR): Represents the amount of prior period annualized revenue we have retained from existing clients in the current period. The calculation reflects only customer losses and does not reflect customer expansion or contraction.

Non-GAAP Financial Measures
We present Organic Constant Currency ("Organic CC") Revenue and Revenue Growth, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Unlevered Free Cash Flow, Adjusted Net Loss and Adjusted Net Loss per Share in the tables below as supplemental measures of our operating performance and liquidity. We consider them to be important supplemental measures of our performance and liquidity and believe they are useful to securities analysts, investors, and other interested parties in their evaluation of our operating performance and liquidity. These measures reflect the results from the primary operations of our business by excluding the effects of certain items that we do not consider indicative of our core operations and ongoing operating performance.
Our financial statements are prepared and presented in accordance with GAAP. These non-GAAP financial measures are not presentations made in accordance with GAAP and should not be considered as an alternative to net income or loss, income or loss from operations, or any other performance measure prepared and presented in accordance with GAAP, or as an alternative to cash provided by operating activities as a measure of our liquidity. Consequently, our non-GAAP financial measures should be considered together with our unaudited condensed consolidated financial statements, which are prepared in accordance with U.S. GAAP.
Management has defined the following items to exclude in calculating certain non-GAAP financial measures presented in the tables below:
•Transformation costs - Consists of costs related to consultancy and advisory fees incurred to evaluate and improve organization efficiencies and operations. We exclude these costs as expenses may not be comparable during the transformation initiative as we progress toward an optimized operating model. These costs are primarily included in selling, general and administrative expenses.
•Merger and acquisition related costs - Represents non-recurring acquisition-related costs. We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business operations and vary depending upon the timing of such transactions. These costs are primarily included in selling, general and administrative expenses.
•One-time compensation costs - Reflects acquisition-related retention bonus costs from acquisitions completed in 2021 and 2022. We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business operations and vary depending upon the timing of such transactions. These costs are primarily included in selling, general and administrative expenses.
•Other one-time costs - Represents real estate costs due to office closures, software license redundancy expenses and other one-time costs. We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business operations and vary depending upon the timing of such transactions. These costs are primarily included in selling, general and administrative expenses.

Organic Constant Currency Revenue and Organic Constant Currency Revenue Growth
Organic Constant Currency Revenue Growth is calculated by dividing (a) our Revenues for the applicable period after (i) excluding the impact of acquisitions and similar transactions until the one-year anniversary of such acquisition or similar transaction, (ii) excluding the impact from lost sales related to the Russia Deconsolidation, (iii) excluding the impact of divestitures, and (iv) excluding the impact of foreign currency exchange rates by translating local currency results to U.S. dollars at current period exchange rates as compared to prior period exchange rates, by (b) our Revenues for the prior comparable period. We believe Organic Constant Currency Revenue Growth provides investors with useful supplemental information about our revenue growth to assist in understanding the growth attributable to our core business, excluding the impact of currency fluctuation given the significant variability in revenues that can be driven by foreign currency exchange rates.
The following tables present Organic Constant Currency Revenue Growth for the three and six months ended June 30, 2025 and 2024. We present Organic Constant Currency Revenue and Organic Constant Currency Revenue Growth as supplemental measures of our operating performance because they eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. Organic Constant Currency Revenue and Organic Constant Currency should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

	Three Months Ended June 30,			Growth/(Decline)		Organic Constant Currency Revenue Growth
(in millions)	2025	2024	Revenue Growth	Inorganic Items	Foreign Exchange
Revenues	$1,040.8	$985.8	5.6%	1.4%	(1.3)%	5.7%
Revenue by segment:
Americas revenue	400.0	389.4	2.7%	—%	2.7%	5.4%
EMEA revenue	466.2	425.8	9.5%	3.5%	(4.9)%	8.1%
APAC revenue	174.6	170.6	2.3%	—%	(1.7)%	0.6%

	Six Months Ended June 30,			Growth/(Decline)		Organic Constant Currency Revenue Growth
(in millions)	2025	2024	Revenue Growth	Inorganic Items	Foreign Exchange
Revenues	$2,006.7	$1,947.7	3.0%	1.8%	0.9%	5.7%
Revenue by segment:
Americas revenue	778.3	753.7	3.3%	—%	3.7%	6.9%
EMEA revenue	885.1	855.9	3.4%	4.4%	(1.3)%	6.5%
APAC revenue	343.3	338.1	1.5%	—%	0.2%	1.7%

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
EBITDA is defined as net loss attributable to NIQ excluding interest expense, net, income tax expense from continuing operations and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for Transformation Program costs, GfK integration costs, acquisition and transaction related costs, impairment of long-lived assets, foreign currency exchange (gain) loss, net, loss (gain) from discontinued operations, nonoperating items, net, share-based compensation expense, and other operating items, net. Specifically, Adjusted EBITDA allows for an assessment of our operating performance without the effect of charges that do not relate to the core operations of our business. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenue. The following table shows EBITDA, and Adjusted EBITDA for the periods presented, and the reconciliation to their most comparable GAAP measure, Net Loss Attributable to NIQ, and Net Loss attributable to NIQ divided by Revenue, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Net loss attributable to NIQ	$(14.1)	$(189.2)	$(87.8)	$(363.1)
Interest expense, net	95.2	107.0	178.7	213.9
Income tax expense from continuing operations	23.8	29.7	47.1	60.7
Depreciation and amortization	153.8	142.7	302.3	293.2
EBITDA	258.7	90.2	440.3	204.7
Transformation Program costs(1)	12.5	15.7	18.1	27.6
GfK integration costs(2)	1.9	19.8	16.6	36.0
Acquisitions and transaction related costs(3)	2.9	3.1	8.3	5.7
Impairment of long-lived assets(4)	0.4	27.3	1.1	27.3
Foreign currency exchange (gain) loss, net(5)	(57.4)	1.0	(89.4)	14.1
Loss (gain) from discontinued operations(6)	—	0.3	—	(9.2)
Nonoperating items, net(7)	(6.4)	27.7	10.2	31.0
Share–based compensation expense(8)	1.5	0.7	2.8	1.9
Other operating items, net(9)	0.8	(0.1)	(4.4)	0.2
Adjusted EBITDA	$214.9	$185.7	$403.6	$339.3

Net loss attributable to NIQ divided by Revenue	(1.4)%	(19.2)%	(4.4)%	(18.6)%
Adjusted EBITDA Margin %	20.6%	18.8%	20.1%	17.4%
Footnotes to the table above:
(1)Transformation Program costs represent employee separation costs and costs associated with consultancy and advisory fees incurred to evaluate and improve organizational efficiencies and operations. In addition, the Transformation Program includes costs associated with the accelerated technology investment that are incremental and redundant costs that will not recur after the Transformation Program is completed and are not representative of our underlying operating performance.
(2)GfK integration costs represent employee separation costs, consulting fees and integration costs associated with the GfK Combination.
(3)Acquisitions and transaction related costs represent costs incurred in connection with planned and completed acquisitions, including due diligence, transaction, integration and legal related costs. These costs also include preparation and readiness costs for capital market transactions.
(4)Impairment of long-lived assets represents impairment charges for operating lease right-of-use assets, property, plant and equipment and definite-lived intangible assets.
(5)Foreign currency exchange (gain) loss, net primarily reflects the translation movements on foreign currency denominated term loans as well as the impact of foreign exchange hedges.
(6)Loss from discontinued operations represents operations associated with the GfK European Consumer Panel Business that was divested in the Required GfK European Consumer Panel Services Divestiture to receive European regulatory approvals for the GfK Combination (see Note 3. "Discontinued Operations and Disposals" in the notes to unaudited condensed consolidated financial statements for additional information).
(7)Nonoperating items, net consists of adjustments primarily related to net periodic pension (cost) benefit, other than service cost, write-off of unamortized debt discount and debt issuance costs, deconsolidation of Russian subsidiaries, settlement of tax indemnification, factoring fees and other. The settlement of tax indemnification relates to certain taxes indemnified by Nielsen in connection with the 2021 Carve-Out Transaction. The initial amount was recorded as part of purchase accounting adjustments. Further adjustments are made to the tax indemnification as audit settlements or refunds are recorded.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Nonoperating items, net	$(6.4)	$27.7	$10.2	$31.0
Net periodic pension benefit, other than service cost	(1.3)	(0.5)	(2.2)	(1.0)
Write-off of unamortized debt discount and debt issuance costs	—	—	10.3	—
Deconsolidation of Russian subsidiaries	(5.2)	22.9	(5.2)	22.9
Settlement of tax indemnification	0.3	—	4.4	—
Factoring fees	2.9	4.1	5.7	7.9
Other	(3.1)	1.2	(2.8)	1.2
(8)Share-based compensation expense consists of non-cash expense.
(9)Other operating items, net primarily consists of gain/loss on sale of long-lived assets and gain/loss on settlement of asset retirement obligations. We exclude these expenses because they are not closely tied to the core performance of our business and can cause fluctuations between periods due to the nature and timing of the expense or income. These costs are included in selling, general and administrative expenses as part of the condensed consolidated statements of operations.

The following table reconciles Adjusted EBITDA by segment to income (loss) from continuing operations before income taxes, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Adjusted EBITDA by segment
Americas	$115.5	$112.4	$226.3	$194.5
EMEA	133.6	105.7	253.6	215.1
APAC	31.8	34.9	68.9	74.9
Total segment Adjusted EBITDA	280.9	253.0	548.8	484.5
Adjustments to reconcile to income (loss) from continuing operations before income taxes:
Corporate expenses not allocated to segments	(66.0)	(67.3)	(145.2)	(145.2)
Depreciation and amortization	(153.8)	(142.7)	(302.3)	(293.2)
Interest expense, net	(95.2)	(107.0)	(178.7)	(213.9)
Transformation program costs(1)	(12.5)	(15.7)	(18.1)	(27.6)
GfK integration costs(2)	(1.9)	(19.8)	(16.6)	(36.0)
Acquisitions and transaction related costs(3)	(2.9)	(3.1)	(8.3)	(5.7)
Foreign currency exchange gain (loss), net	57.4	(1.0)	89.4	(14.1)
Nonoperating items, net(4)	6.4	(27.7)	(10.2)	(31.0)
Share-based compensation expense	(1.5)	(0.7)	(2.8)	(1.9)
Impairment of long-lived assets	(0.4)	(27.3)	(1.1)	(27.3)
Net income attributable to noncontrolling interests	1.9	0.7	3.8	1.9
Other operating items, net(5)	(0.8)	0.1	4.4	(0.2)
Income (loss) from continuing operations before income taxes	$11.6	$(158.5)	$(36.9)	$(309.7)
(1)Transformation program costs include employee separation costs as further discussed in Note 11. "Restructuring Activities" to our unaudited condensed consolidated financial statements, as well as additional costs associated with accelerated technology investment and consultancy and advisory fees incurred to evaluate and improve organizational efficiencies and operations.
(2)GfK integration costs include employee separation costs as further discussed in Note 11. "Restructuring Activities" to our unaudited condensed consolidated financial statements, as well as additional costs for consulting fees and integration associated with the GfK Combination.
(3)Acquisitions and transaction related costs represent costs incurred in connection with planned and completed acquisitions, including due diligence, transaction, integration and legal related costs. These costs also include preparation and readiness costs for capital market transactions.
(4)Consists of adjustments related to: (i) net periodic pension costs other than service cost, (ii) factoring fees, (iii) write-off of unamortized debt discount and debt issuance costs, (iv) deconsolidation of subsidiaries, (v) settlement of tax indemnification and (vi) other nonoperating expenses. See Note 14. "Nonoperating income (expense), net to our unaudited condensed consolidated financial statements for further information on these adjustments.
(5)Consists primarily of adjustments related to gain/loss on sale of long-lived assets and gain/loss on settlement of asset retirement obligations.

Free Cash Flow and Unlevered Free Cash Flow
Free Cash Flow is defined as net cash used in operating activities less cash paid for capital expenditures. Unlevered Free Cash Flow is defined as Free Cash Flow less cash paid for interest. Management believes Free Cash Flow and Unlevered Free Cash Flow, in conjunction with Cash from Operations, can be useful to investors as an indicator of liquidity since capital expenditures are a necessary component of ongoing operations. Management believes that capital expenditures are essential to our innovation and maintenance of our operational capabilities. The following tables show Free Cash Flow and Unlevered Free Cash Flow for the periods presented, and the reconciliation to its most comparable U.S. GAAP measure, net cash used in operating activities, for the periods presented.

	Six Months Ended June 30,
(in millions)	2025	2024
Net cash used in operating activities	$(162.2)	$(122.6)
Cash paid for capital expenditures	(117.3)	(134.7)
Free Cash Flow	$(279.5)	$(257.3)

	Six Months Ended June 30,
(in millions)	2025	2024
Free Cash Flow	$(279.5)	$(257.3)
Cash paid for interest	167.5	213.5
Unlevered Free Cash Flow	$(112.0)	$(43.8)
Free Cash Flow and Unlevered Free Cash Flow decreased by $22.2 million and $68.2 million, respectively, for the six months ended June 30, 2025, as compared to the six months ended June 30, 2024 due to increased variable compensation payments partially offset by overall improved profitability as evidenced by a higher Adjusted EBITDA and lower transformation costs. See the “Condensed Consolidated Statements of Cash Flows” in the unaudited condensed consolidated financial statements for additional information.
Adjusted Net Loss and Adjusted Net Loss Per Share
Adjusted Net Loss is defined as Net Loss Attributable to NIQ excluding special items deemed not to be reflective of ongoing or core operations. Adjusted Net Loss per Share is defined as Adjusted Net Loss divided by the Weighted Average Shares Outstanding.
Adjusted Net Loss and Adjusted Net Loss Per Share are used by management and can be useful to investors as an indicator of our core business performance. Management uses these metrics to analyze business operations and to adjust net loss for items we believe do not accurately reflect our core business or that relate to non-cash expenses or noncontrolling interests.

The following tables shows Adjusted Net Loss and Adjusted Net Loss Per Share, for the periods presented, and the reconciliation to their most comparable GAAP measure, Net Loss attributable to NIQ and Earnings Per Share, respectively, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Net loss attributable to NIQ	$(14.1)	$(189.2)	$(87.8)	$(363.1)
Adjustments to net loss attributable to NIQ
Transformation Program costs(1)	12.5	15.7	18.1	27.6
Amortization of certain intangible assets(2)	68.1	71.5	137.2	143.3
GfK integration costs(3)	1.9	19.8	16.6	36.0
Acquisitions and transaction related costs(4)	2.9	3.1	8.3	5.7
Impairment of long-lived assets(5)	0.4	27.3	1.1	27.3
Foreign currency exchange (gain) loss, net(6)	(57.4)	1.0	(89.4)	14.1
Nonoperating items, net(7)	(9.3)	23.6	4.5	23.1
Share-based compensation expense(8)	1.5	0.7	2.8	1.9
Other operating items, net(9)	0.8	(0.1)	(4.4)	0.2
Total Adjustments to net loss attributable to NIQ	21.4	162.6	94.8	279.2
Tax effect of above adjustments(10)	(8.9)	(11.8)	(13.1)	(18.2)
Loss (gain) from discontinued operations(11)	—	0.3	—	(9.2)
Adjusted Net Loss attributable to NIQ	$(1.6)	$(38.1)	$(6.1)	$(111.3)

Weighted average shares outstanding:
Basic	100	100	100	100
Diluted	100	100	100	100

Adjusted Net Loss per share:
Basic	$(0.02)	$(0.38)	$(0.06)	$(1.11)
Diluted	$(0.02)	$(0.38)	$(0.06)	$(1.11)
Footnotes to the table above:
(1)Transformation Program costs represent employee separation costs and costs associated with consultancy and advisory fees incurred to evaluate and improve organizational efficiencies and operations. The costs associated with the accelerated technology investment are incremental and redundant costs that will not recur after the Transformation Program is completed and are not representative of our underlying operating performance.
(2)Amortization of certain intangible assets consists of amortization costs of intangible assets which were recorded as part of purchase accounting. We exclude the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of amortizing intangible assets. Furthermore, the timing and magnitude of business combination transactions are not predictable, and the purchase price allocated to amortizable intangible assets is unique to each acquisition and can vary significantly from period to period and across companies. These costs are included in depreciation and amortization as part of the Consolidated Statements of Operations.
(3)GfK integration costs represent employee separation costs, consulting fees and integration costs associated with the GfK Combination.
(4)Acquisitions and transaction related costs represent costs incurred in connection with planned and completed acquisitions, including due diligence, transaction, integration and legal related costs. These costs also include preparation and readiness costs for capital market transactions.
(5)Impairment of long-lived assets represents impairment charges for operating lease right-of-use assets, property, plant and equipment and definite-lived intangible assets.
(6)Foreign currency exchange (gain) loss, net reflects the translation movements on foreign currency denominated term loans as well as the impact of foreign exchange hedges.
(7)Nonoperating items, net consists of adjustments primarily related to net period pension (cost) benefit, other than service cost, write-off of unamortized debt discount and debt issuance costs, deconsolidation of Russian subsidiaries, settlement of tax indemnification, and other. The settlement of tax indemnification relates to certain taxes indemnified by Nielsen in connection with the 2021 Carve-Out Transaction. The initial amount was recorded as part of purchase accounting adjustments. Further adjustments are made to the tax indemnification as audit settlements or refunds are recorded.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Nonoperating items, net	$(9.3)	$23.6	$4.5	$23.1
Net periodic pension benefit, other than service cost	(1.3)	(0.5)	(2.2)	(1.0)
Write-off of unamortized debt discount and debt issuance costs	—	—	10.3	—
Deconsolidation of Russian subsidiaries	(5.2)	22.9	(5.2)	22.9
Settlement of tax indemnification	0.3	—	4.4	—
Other	(3.1)	1.2	(2.8)	1.2
(8)Share-based compensation expense consists of non-cash expense.
(9)Other operating items, net primarily consists of gain/loss on sale of long-lived assets, and gain/loss on settlement of asset retirement obligations. We exclude these expenses because they are not closely tied to the core performance of our business and can cause fluctuations between periods due to the nature and timing of the expense or income. These costs are included in selling, general and administrative expenses as part of the condensed consolidated statements of operations.
(10)Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. The non-GAAP tax rate was 99.5% and 1,003.1% for the three months ended June 30, 2025, and June 30, 2024, respectively, and 103.4% and (257.7)% for the six months ended June 30, 2025, and June 30, 2024, respectively. Our statutory rate is evaluated annually.
(11)Gain (loss) from discontinued operations represents operations associated with the Consumer Panel Business that was divested in the Required GfK European Consumer Panel Services Divestiture to receive European regulatory approvals for the GfK Combination (see Note 3. "Discontinued Operations and Disposals" in the notes to unaudited condensed consolidated financial statements for additional information).

Source: NIQ Global Intelligence plc

NIQ-IR